SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported). December 6, 2000.

KEY3MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16061	95-4799962

(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

5700 Wilshire Blvd., Suite 325
Los Angeles, CA 90036

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 954-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrant's Certifying Accountant.

(a)	Previous independent accountants
(i)	On December 5, 2000, Key3Media Group, Inc. (the “Registrant”) dismissed PricewaterhouseCoopers LLP as its independent accountants. The Registrants’ Audit Committee participated in and approved the decision to change independent accountants.

(ii)	The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)	In connection with its audits for the two most recent fiscal years and through December 5, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv)	During the two most recent fiscal years and through December 5, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).
(v)	The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 6, 2000, is filed as Exhibit 16 to this Form 8-K.

(b)	New independent accountants
(i)	The Registrant engaged Ernst & Young LLP as its new independent accountants as of December 6, 2000. During the two most recent fiscal years and through December 6, 2000, the Registrant has not consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.   Financial Statements and Exhibits.

(c)	Exhibit 16
Letter from PricewaterhouseCoopers LLP, dated December 6, 2000, with respect to the Company's disclosure contained herein.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY3MEDIA GROUP, INC.

Dated: December 6, 2000	By:	/s/ Peter B. Knepper
Name: Peter B. Knepper Title: Executive Vice President and Chief Financial Officer